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                                                                  EXHIBIT 10.7


                            NOTE PURCHASE AGREEMENT

                                 ($16,000,000)



         THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 29th day of January, 1996 by and between KCC Delaware Company, a Delaware corporation, and GIANT GROUP, LTD., a Delaware corporation (collectively, "Seller"), and Rally's Hamburgers, Inc., a Delaware corporation ("Buyer") with reference to the following facts and circumstances:

         A. Seller is the owner of certain of the Buyer's outstanding 9-7/8% Senior Notes due June 15, 2000 (the "Notes"). Pursuant to this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, $16,000,000 principal amount of such Notes (the "Purchased Notes") upon and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Purchase and Sale of Purchased Notes. Upon the terms and conditions set forth herein, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Purchased Notes. Buyer shall cause the Purchased Notes to be delivered to the Trustee for cancellation.

         2. Purchase Price. The purchase price (the "Purchase Price") for the Purchased Notes shall be $678.75 per $1,000 principal amount of Purchased Note, plus accrued and unpaid interest thereon through the Closing Date (as defined herein) (an aggregate of $11,053,111.11). The Purchase Price shall be paid to Seller by Buyer on the Closing Date in immediately available funds. At the Closing (as defined herein), Seller shall deliver (or cause its nominee to deliver), against payment of the Purchase Price, the Purchased Notes. Delivery of the Purchased Notes may be effected by physical delivery of the Purchased Notes, duly endorsed for transfer or accompanied by duly executed separate assignment, or by book entry to the Buyer's account.

         3. Closing. The consummation of the purchase and sale of the Purchased Notes (the "Closing") shall take place at the offices of the Seller, or at such other location as the parties may mutually agree, as of January 29, 1996, or on such other date and time as may be fixed by mutual agreement of the parties (the "Closing Date").
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         4.      Representations and Warranties of Seller.  Seller hereby
represents and warrants to Buyer as follows:

                 a. TITLE TO PURCHASED NOTES. Seller owns the Purchased Notes free and clear of any liens, pledges, encumbrances, charges, agreements or claims.

                 b. CORPORATE POWER AND AUTHORITY. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby.

                 c. ENFORCEABLE AGREEMENT. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                 a. CORPORATE POWER AND AUTHORITY. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby.

                 b. ENFORCEABLE AGREEMENT. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                 c. PURCHASE OF PURCHASED NOTES. Buyer agrees that it will not sell, dispose or otherwise transfer any Purchased Notes in violation of the Securities Act of 1933, as amended, or applicable state securities laws.

                 d.       COMPLIANCE. In connection with the
transactions provided for in this Agreement, Buyer has complied with its articles of incorporation, by-laws, the Indenture dated as of March 1, 1993 relating to the Notes, and all other agreements of Buyer, to the extent applicable.

         6. Closing Costs. Each party hereto shall pay its own attorneys' and other fees incurred in connection with the transactions contemplated hereby.





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         7. Miscellaneous.

                 a. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be either delivered in person or sent by commercial courier service or United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

                 Seller:          KCC Delaware Company
                                  150 El Camino Drive, Suite 303
                                  Beverly Hills, California 90212
                                  Attn:  Ms. Cathy L. Wood

                                           and

                                  GIANT GROUP, LTD.
                                  150 El Camino Drive, Suite 303
                                  Beverly Hills, California 90212
                                  Attn:  Ms. Cathy L. Wood

                 Buyer:           Rally's Hamburgers, Inc.
                                  10002 Shelbyville Road, Suite 150
                                  Louisville, Kentucky 40223
                                  Attn:  Mr. Michael E. Foss

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by commercial courier service or United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

         b. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         c.  GOVERNING LAW.   This Agreement shall be governed by and construed
in accordance with the laws of the State of California, without regard to conflict of laws principles.

         d. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall comprise one and the same instrument.

         e. CAPTIONS AND HEADINGS. The captions and headings of Sections contained herein are for convenience of reference only.





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         f.  FURTHER ASSURANCES.  The parties hereto agree to take such further actions and execute such further instruments as may be reasonably necessary in connection with the consummation of the transactions contemplated hereby.

         g. AUTHORITY. The parties signing below represent they have the requisite power and authority to bind the entity on whose behalf they are signing.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  RALLY'S HAMBURGERS, INC.,
                                  a Delaware corporation



                               By:      MICHAEL E. FOSS
                                  -----------------------------------



                                  KCC DELAWARE COMPANY,
                                  a  Delaware corporation



                               By:      CATHY L. WOOD
                                  -----------------------------------





                                  GIANT GROUP, LTD.,
                                  a  Delaware corporation



                               By:      CATHY L. WOOD
                                  -----------------------------------






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